AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2004

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
(Amendment No. ____)

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☐	Definitive additional materials

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The Cronos Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE CRONOS GROUP

Société Anonyme Holding

Dennis J. Tietz

Chairman

               , 2004

To Our Shareholders:

      We have set our 2004 annual meeting of shareholders for Thursday, June 3, 2004, to commence at 9:00 a.m. (local time) at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg. At the meeting we will ask you to re-elect myself and Peter J. Younger as directors; to approve an extension of the authority of the Board of Directors to implement a common share repurchase program; to approve our appointment of Deloitte & Touche S.A. as our auditors for the year ending December 31, 2004; to approve the declaration of a dividend for the second calendar quarter of 2004; and to take certain other actions that we are required to submit to you under Luxembourg law.

      Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the Proxy Statement, which contains detailed information about these proposals.

      With this Proxy Statement you are also receiving our 2003 annual report, as well as the Company’s consolidated and unconsolidated financial statements for the year ended December 31, 2003.

      You do not need to attend the meeting to participate. It is important that you take some time to read the enclosed materials and to vote your shares. Whether you plan to attend the meeting or not, we urge you to sign, date, and return the enclosed proxy card in the enclosed postage paid envelope in order that as many shares as possible may be represented at the meeting. The vote of each shareholder is important and your cooperation in promptly returning your executed proxy would be appreciated. Each proxy is revocable and will not affect your right to vote in person. Therefore, even if you execute a proxy, you may still attend the annual meeting of shareholders and vote your shares in person.

Sincerely,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

THE CRONOS GROUP

Société Anonyme Holding

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:   Thursday, June 3, 2004

Time:   9:00 a.m.

Place:	Hotel Le Royal
              12 Boulevard Royal
              Luxembourg

Matters to be voted upon:

1.	Election of two directors to serve three-year terms expiring in 2007.

2.	Approval of an extension, from December 3, 2004 to December 2, 2005, of the grant of authority to the Board of Directors to implement a common share repurchase program.

3.	Approval of the declaration of a dividend of three (3) cents per common share for the second calendar quarter of 2004.

4.	Approval of our appointment of Deloitte & Touche S.A. as the Company’s independent auditors for the year ending December 31, 2004 for both the consolidated and unconsolidated accounts and the grant of authorization to the Board of Directors to fix the compensation of the independent auditors.

5.	Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2003 and the reports of the Company’s Board of Directors and independent auditors thereon.

6.	Discharge of the directors of the Company pursuant to Article 74 of the Luxembourg Companies Law from the execution of their mandate for the year ended December 31, 2003.

7.	Approval of the allocation of the profit/loss reported by the Company for the year ended December 31, 2003.

8.	Any other matter properly brought before the shareholders at the annual meeting or any adjournment thereof.

      The close of business on April 6, 2004 has been fixed as the record date for determining which shareholders are entitled to notice of the meeting, and any adjournment, postponement, or continuation thereof, and which shareholders are entitled to vote.

      The address of the Company’s registered office is 16, Allée Marconi, Boîte Postale 260, L-2120 Luxembourg, and its telephone number is 352 453 145. The Company is organized in Luxembourg as a société anonyme holding with registrar number RCS LUX B27.489.

On Behalf of the Board of Directors,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

                              , 2004

THE CRONOS GROUP

Société Anonyme Holding
16, Allée Marconi
Boîte Postale 260
L-2120 Luxembourg

PROXY STATEMENT

      Your vote at this annual meeting is important to us. Please vote your common shares by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the annual meeting and was prepared by the Company’s management for the Board of Directors. This Proxy Statement will be first mailed to shareholders on                     , 2004.

GENERAL INFORMATION ABOUT VOTING

Who is soliciting your vote?

      These proxy materials are furnished in connection with the solicitation by the Board of Directors of The Cronos Group (“Cronos” or the “Company”) of proxies to be voted at the Company’s 2004 annual meeting and at any meeting following an adjournment, postponement, or continuation thereof.

Who can vote?

      The Board of Directors has fixed the record date as of the close of business on April 6, 2004. Only holders of common shares of the Company on the record date are entitled to vote at the annual meeting. A total of 7,260,080 common shares can be voted at the annual meeting. Shareholders are entitled to one vote for each common share owned on the record date. The enclosed proxy card shows the number of shares you can vote.

Who are the proxyholders?

      The persons named in the enclosed proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) as proxy to attend and act on such shareholder’s behalf at the annual meeting.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign, date and promptly return the enclosed proxy card in the accompanying envelope. The common shares presented by any valid proxy will be voted on all matters in accordance with the specifications or instructions marked on the proxy card. In the absence of any such specification or instruction, such common shares will be voted FOR, AGAINST or ABSTAIN from voting (withheld) on all of the proposals specified in the form of proxy as the proxyholder shall determine, in his discretion.

      The accompanying proxy for the annual meeting confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Annual Meeting of Shareholders and this Proxy Statement and with respect to such other business or matters which may properly come before the annual meeting or any adjournment.

What if other matters come up at the annual meeting?

      The Board of Directors does not presently know of any matter to be considered at the meeting other than the matters described herein and in the Notice of Annual Meeting of Shareholders. However, if other matters are properly presented at the meeting, the proxyholders will vote your shares, on your behalf, in accordance with their judgment.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can revoke your proxy or change your vote either by submitting to the Vice President/ Investor Relation of Cronos Capital Corp., an affiliate of the Company, at One Front Street, Suite 925, San Francisco, California 94111, a written notice of revocation, or by signing, dating, and returning a later-dated proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the enclosed proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in street name?

      If your shares are held in the name of your broker, a bank, or other nominee, that institution should provide you with instructions for voting your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your common shares of the Company. We urge you to confirm in writing your instructions to the person responsible for your account. In addition, please provide a copy of those instructions to the Company at the address indicated below, so that we may be aware of your instructions in order to attempt to ensure that such instructions are followed.

How are votes counted?

      Under Luxembourg law, actions at an annual meeting of shareholders requiring the approval of shareholders can generally be taken by approval of the holders of a simple majority of shares present or represented, and voting, without regard to any minimum quorum requirements. Two exceptions are (i) to amend the Articles of Association (“Articles”) and (ii) to take any action for which Luxembourg law or the Articles require greater than a majority vote or require a specified quorum. Holders of a majority of the outstanding common shares of the Company must be present in person or by proxy to satisfy the minimum quorum requirements to amend the Articles.

      The Company’s common shares are traded on the Nasdaq stock market (symbol: CRNS). Under Nasdaq’s rules, the minimum quorum for any meeting of shareholders of a Nasdaq company is 33 1/3 percent of the outstanding common shares of the company. The Company will observe this requirement in holding its annual meeting, and accordingly a quorum of at least one-third of the outstanding common shares of the Company entitled to vote at the annual meeting, represented in person or by proxy, will be necessary to hold the annual meeting.

      The Company’s Articles require the approval of the holders of a simple majority of the outstanding common shares of the Company for the election of directors to the Board of Directors. Therefore, with respect to Proposal No. 1 — Election of Directors, if you do not sign and return a proxy card, your shares will be counted as abstentions and will have the effect of a vote AGAINST the proposal.

      The affirmative vote of the holders of a majority of the common shares of the Company present in person or represented by proxy, and voting, is required to approve the other matters to be presented to the shareholders at the annual meeting.

      Abstentions and broker non-votes are each excluded in the determination of the number of shares present and voting. However, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum of shareholders at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or other person entitled to vote.

Who pays for this proxy solicitation?

      Cronos will pay the full cost of this proxy solicitation and expenses incurred in connection with preparing and distributing this Proxy Statement. We have retained The Altman Group (“Altman”) to assist in the solicitation of proxies. The cost of Altman’s services is estimated at $1,200, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, employees of the Company may solicit proxies by telephone, or by other means. None of these employees will receive extra compensation for their assistance in the solicitation of proxies.

      We will request that banks, brokerage houses, and other custodians, nominees and fiduciaries forward the proxy solicitation materials to the beneficial owners of common shares of the Company that such institutions hold of record. We will reimburse such institutions for their reasonable out-of-pocket expenses.

How can I make proposals for consideration at the 2005 annual meeting?

      Shareholders interested in making proposals for consideration at the Company’s 2005 annual meeting must submit a written proposal (in compliance with the Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials) to the Vice President/ Investor Relations of Cronos Capital Corp., an affiliate of the Company, at One Front Street, Suite 925, San Francisco, California 94111 on or before [calculate 120 days before date of the release of this Proxy Statement to the shareholders].

How do I recommend individuals for membership on the Board of Directors?

      Shareholders interested in recommending individuals for inclusion in the Board-recommended slate of directors for the 2005 annual meeting of shareholders must submit a written recommendation (including the candidate’s name and qualifications for membership on the Board as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director) to the Vice President/ Investor Relations of Cronos Capital Corp., at the address specified above, on or before the deadline set forth above for the submission of shareholder proposals.

How can I communicate with the Board of Directors or the independent members of the Board?

      Shareholders interested in communicating with the Board of Directors, or with the independent members of the Board, may submit correspondence to the Vice President/ Investor Relations of Cronos Capital Corp., at the address specified above, or by email to ir@cronos.com. All communications shall be forwarded to the entire Board of Directors, or to the independent directors, as applicable.

How can I get further information?

      Shareholders can call the investor relations department of our affiliate, Cronos Capital Corp., at (415) 677-8990, or contact us by email at ir@cronos.com, with any questions about voting procedures or the other matters discussed herein.

      Shareholders may obtain copies of the Company’s 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q by contacting the investor relations department of Cronos Capital Corp., One Front Street, Suite 925, San Francisco, California 94111 (ir@cronos.com), or by writing to the Secretary of The Cronos Group, 16 Allée Marconi, Boîte Postale 260, L-2120 Luxembourg.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Articles provide that it is to be managed by a Board of Directors composed of at least three members who need not be shareholders of the Company and who shall be elected by the holders of a simple majority of the outstanding common shares for a term of three years. The terms of the directors are staggered so that the terms of one-third of the total number of directors expire in each year.

      Presently, the Board of Directors is composed of Dennis J. Tietz (Chairman), Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

      Messrs. Tietz and Younger were re-elected to the Board of Directors at the 2001 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2004, and are therefore standing for re-election at this annual meeting.

      Messrs. Taylor and Tharp were re-elected by the shareholders to the Board of Directors, as independent directors, at the 2003 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2006, and are therefore not standing for re-election at this annual meeting.

      Messrs. Walker and Melzer were re-elected to the Board of Directors at the 2002 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2005, and are therefore not standing for re-election at this annual meeting.

Dennis J. Tietz

      Mr. Tietz, age 51, was appointed Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board of Directors on March 30, 1999. Mr. Tietz is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2004. From 1986 until his election as Chief Executive Officer of the Company, Mr. Tietz was responsible for the organization and marketing of investment programs managed by Cronos Capital Corp. (“CCC”) (formerly called Intermodal Equipment Associates), an indirect subsidiary of the Company. From 1981 to 1986, Mr. Tietz supervised container lease operations in both the United States and Europe. Prior to joining CCC in 1981, Mr. Tietz was employed by Trans Ocean Leasing Corporation, San Francisco, California, a container leasing company, as regional manager based in Houston, with responsibility for leasing and operational activities in the U.S. Gulf. Mr. Tietz holds a B.S. degree in Business Administration from San Jose State University. Mr. Tietz is a licensed principal with the National Association of Securities Dealers. Mr. Tietz served as Chairman of the International Institute of Container Lessors for its 2001 fiscal year, and currently sits on the Executive Committee of the Institute’s Board of Directors.

Peter J. Younger

      Mr. Younger, age 47, was elected to the Board of Directors of the Company at the 1999 annual meeting held on January 13, 2000. Mr. Younger is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2004. Mr. Younger was appointed as Chief Operating Officer of the Company in August 2000, as Executive Vice President in April 1999, and as Chief Financial Officer in March 1997. From 1991 to 1997, Mr. Younger served as Vice President of Finance of Cronos Containers Limited, a subsidiary of the Company located in the United Kingdom. From 1987 to 1991, Mr. Younger served as Vice President and Controller of CCC in San Francisco. Prior to 1987, Mr. Younger was a certified public accountant and a principal with the accounting firm of Johnson, Glaze and Co. in Salem, Oregon. Mr. Younger holds a B.S. degree in Business Administration from Western Baptist College, Salem, Oregon.

      We are proposing that the shareholders re-elect Messrs. Tietz and Younger to the Board of Directors to serve until the conclusion of the annual meeting for 2007. Each of the nominees has agreed to be named in this Proxy Statement and to serve as a director if elected by the shareholders. Should any nominee unexpectedly not be available for election, then the Board of Directors would propose a substitute nominee.

      If Messrs. Tietz and Younger are re-elected to the Board, then the composition of our Board of Directors would be as follows:

Director	Term Expiration

S. Nicholas Walker	2005 Annual Meeting
Robert M. Melzer	2005 Annual Meeting
Maurice Taylor	2006 Annual Meeting
Charles Tharp	2006 Annual Meeting
Dennis J. Tietz*	2007 Annual Meeting
Peter J. Younger*	2007 Annual Meeting

*	Nominees for re-election to the Board of Directors.

      We recommend that you vote FOR the re-election of Messrs. Tietz and Younger as directors.

Vote Required

      Election of each of the two nominees requires the approval of the holders of a simple majority of the outstanding common shares of the Company.

A.     Continuing Directors

      The Board of Directors has determined that each of following directors, comprising a majority of the Board, is independent within the meaning of Nasdaq’s listing standards. In making this judgment, the Board has taken into account the ownership of approximately 13% of the issued and outstanding common shares of the Company by Director Walker and companies affiliated with Director Walker.

Maurice Taylor

      Mr. Taylor, age 43, was appointed to the Board of Directors of the Company as an independent director in 1998. Mr. Taylor is currently serving as a director for a term expiring at the conclusion of the annual meeting for 2006. Mr. Taylor, a resident of Geneva, Switzerland, is an independent consultant in international trade finance. He serves on the boards of numerous privately-held trading companies in Europe. Mr. Taylor holds a B.A. degree in Mathematical Economics from Brown University.

Charles Tharp

      Mr. Tharp, age 53, was appointed to the Board of Directors of the Company as an independent director in 1999. Mr. Tharp is currently serving as a director for a term expiring at the conclusion of the annual meeting for 2006. Mr. Tharp is based in Washington D.C. and has for the last seven years acted as a consultant to pension funds and foundations on international investment policy, fiduciary issues, and financial management. Mr. Tharp is a director of The Info/ Change Foundation, Washington D.C., and for the past 21 years has been an advisor to the American Bureau of Shipping. He held several positions, including Executive Director (the Chief Executive Officer) of the Pension Benefit Guaranty Corporation, a federal agency, from 1982 to 1985. Mr. Tharp has served on the boards of insurance companies, pension funds, and real estate holding companies in Bermuda, Ohio, and California. Mr. Tharp holds a B.A. degree in History from Yale University and an M.A. in Jurisprudence from Oxford University, England.

Stephen Nicholas Walker

      Mr. Walker, age 50, was appointed to the Board of Directors of the Company as an independent director in 1999, and was elected to the Board by the shareholders at the 1999 annual meeting held on January 13, 2000. In August 2000, Mr. Walker organized the York Stockbrokers Group (“York”). York, with offices in London and New York, provides securities brokerage services to institutional and wealthy individual clients in Europe, the United States, and Latin America. Mr. Walker has served as Chief Executive Officer of York

Group Limited, an affiliate of York, since 2000. From 1995 until he organized York, Mr. Walker served as Senior Vice President of Investments of PaineWebber Inc. From 1982 until he joined PaineWebber, he served as Senior Vice President of Investments of Prudential Securities Inc. Mr. Walker holds an M.A. degree in Jurisprudence from Oxford University, England.

Robert M. Melzer

      Mr. Melzer, age 63, was elected to the Board of Directors of the Company as an independent director at the 1999 annual meeting held on January 13, 2000. Mr. Melzer served as Chief Financial Officer of Property Capital Trust, a publicly-traded real estate investment trust, from 1990 to 1996 and as President and Chief Executive Officer, from 1992 until May 1999 when the company completed its plan to dispose of its investments and distributed the proceeds to its shareholders. Since May 1999, Mr. Melzer has devoted his business activities to consulting and to serving as a director or trustee of various business and charitable organizations. In 2001, Mr. Melzer served as Interim Chief Executive Officer of Beth Israel Deaconess Medical Center in Boston, Massachusetts. Mr. Melzer currently serves as a director of Genesee & Wyoming, Inc., a short-line and regional railroad holding company, and, until December 31, 2003, served as a director of Lawson Products, Inc., a distributor of items for the repair, maintenance, and operation of industrial capital equipment. Mr. Melzer holds a B.A. degree in Economics from Cornell University and an M.B.A. from the Harvard Business School.

PROPOSAL NO. 2

EXTENSION OF GRANT OF AUTHORITY TO

BOARD OF DIRECTORS TO IMPLEMENT
COMMON SHARE REPURCHASE PROGRAM

      At the 2002 annual meeting of the shareholders of the Company, the shareholders granted to the Board of Directors the authority to adopt and implement from time to time a share repurchase program, subject to certain restrictions. At the 2003 annual meeting, the shareholders authorized the Board to extend the common share repurchase program until December 3, 2004.

      Following the 2002 annual meeting, the Board, in December 2002, authorized the repurchase of up to 200,000 of the Company’s common shares. Repurchases are limited to “block” purchases, as defined by the SEC’s Rule 10b-18 (generally, purchases of 2,000 shares or more) made in the open market, through block trades, or through privately-negotiated transactions. Depending on market conditions and other factors, share repurchases may be commenced or suspended at any time or from time-to-time, without prior notice. The Company has retained Deutsche Bank Securities, Inc. to effect all open-market repurchases under the program. As of March 31, 2004, the Company had repurchased 112,000 of its common shares at an aggregate price of $297,200 or, on average, $2.65 per share, 12,000 common shares in the open market and 100,000 common shares in a privately-negotiated transaction.

      At its meeting held March 18, 2004, the Board authorized an extension of the common share repurchase program to December 2, 2005, and authorized the repurchase of up to an additional 200,000 outstanding common shares of the Company (in addition to the 112,000 outstanding common shares repurchased to date).

      Under the Luxembourg Companies Law, shareholder approval is required for the Board of Directors to adopt and implement, from time to time, a share repurchase program. Accordingly, the Board of Directors is seeking approval from the shareholders for an extension of the Board’s authority to implement a common share repurchase program from December 3, 2004, the date the approval granted at the 2003 annual meeting expires, until December 2, 2005.

      The resolution to be presented to the shareholders, granting an extension of the Board’s authority to implement a common share repurchase program, is as follows:

“RESOLVED, that the time period within which a common share repurchase program may be implemented by the Company under the authority and supervision of the Board of Directors be extended from December 3, 2004 to December 2, 2005.”

Description of Repurchase Program

      Repurchases of common shares under the common share repurchase program may be implemented in the open market, through block purchases, or through privately-negotiated transactions. All repurchases will be carried out in accordance with applicable securities laws. No shares will be purchased from any officer or director of the Company or from a member of the immediate family of any officer or director of the Company. Repurchases will also be subject to the Luxembourg Companies Law, which, among other restrictions, limits repurchases to not more than 10% of the common shares of the Company issued and outstanding at the time of the authorized acquisition.

      Under Luxembourg law, the repurchase program currently being implemented by the Company, and any subsequent repurchase program adopted by the Board under authority granted by the shareholders, must be implemented, if at all, within eighteen (18) months from the date of shareholder approval. All Company repurchases of common shares will be held by the Company in treasury, available for re-issuance upon approval by the Board of Directors of the Company and, if required by the rules of Nasdaq, by the shareholders of the Company.

      We recommend that you vote FOR approval of the extension of the authority of the Board of Directors of the Company to implement a common share repurchase program until December 2, 2005.

Vote Required

      Approval of the extension of the Board’s authority to implement a common share repurchase program requires the approval of the holders of a majority of the outstanding common shares present in person or represented by proxy at the annual meeting.

PROPOSAL NO. 3

APPROVAL OF DECLARATION OF DIVIDEND

FOR THE SECOND CALENDAR QUARTER OF 2004

      Under the Luxembourg Companies Law and the Company’s Articles of Association, the Board of Directors has the authority, subject to certain restrictions, to declare “interim” dividends up to three times in any fiscal year; a fourth or “final” dividend may only be declared with the approval of the shareholders at the annual meeting of shareholders. Both interim and “final” dividends can be paid out of earnings, retained and current, as well as paid-in surplus.

      On December 10, 2002, the Board of Directors of the Company resolved to commence the payment of quarterly dividends on the outstanding common shares of the Company, subject to the Company’s ongoing ability to pay such dividends. Since the fourth calendar quarter at 2002, the Company has declared and paid to its shareholders regular quarterly dividends of two (2) cents per common share.

      At its meeting held March 18, 2004, the Board of Directors, after reviewing the financial condition of the Company, and subject to shareholder approval, resolved to declare and pay a dividend of three (3) cents per common share for the second calendar quarter 2004, payable July 15, 2004 to shareholders of record as of the close of business on June 25, 2004. The dividend would be paid from the Company’s additional paid-in capital, determined on an unconsolidated basis. At December 31, 2003, the Company reported, on an unconsolidated basis, additional paid-in capital of $36,846,000.

      The resolutions to be submitted to the shareholders approving the declaration and payment of a “final” dividend for the second calendar quarter of 2004 are as follows:

“RESOLVED, that a dividend of three (3) cents per common share for the second calendar quarter of 2004 be paid July 15, 2004 to shareholders of record as of the close of business on June 25, 2004; and

RESOLVED FURTHER, that the dividend be paid from the additional paid-in capital of the Company, determined on an unconsolidated basis.”

      We recommend that you vote FOR the approval of the declaration of a dividend of three (3) cents per common share for the second calendar quarter of 2004.

Vote Required

      Approval of the declaration of a dividend for the second calendar quarter of 2004 requires the approval of the holders of a majority of the outstanding common shares present in person or represented by proxy at the annual meeting.

PROPOSAL NO. 4

APPOINTMENT OF DELOITTE & TOUCHE S.A.

AS INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche S.A. (“Deloitte & Touche”) as the Company’s independent auditors for the fiscal year ending December 31, 2004, subject to shareholder approval. Deloitte & Touche has acted as the Company’s independent auditors for the last five years.

      We recommend that you vote FOR the appointment of Deloitte & Touche as independent auditors for the Company for the year ending December 31, 2004, and the authorization of the Board of Directors to fix the compensation payable to the independent auditors.

      The Company’s Chief Financial Officer (Peter J. Younger) will be present at the annual meeting and will be available to respond to appropriate questions from shareholders. A representative of Deloitte & Touche is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the shareholders.

      Audit Fees. The aggregate fees billed by Deloitte & Touche for professional services required for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for 2003 and 2002 were $575,000 (2003) and $455,246 (2002).

      Audit-Related Fees. No assurance and related services (related to the performance of the audit and reviews described under the caption “Audit Fees” above) were provided to the Company by Deloitte & Touche for the fiscal years ended December 31, 2003 or 2002.

      Tax Fees. The aggregate fees billed by Deloitte & Touche for tax compliance, tax advice, and tax planning services for the fiscal years ended December 31, 2003 and 2002 were $65,000 (2003) and $164,360 (2002). The services rendered included tax advisory and tax preparation services.

      All Other Fees. No other services were provided to the Company by Deloitte & Touche for the fiscal years ended December 31, 2003 or 2002.

      As set forth in the Charter of the Audit Committee of the Board, the Audit Committee is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to certain permitted de minimis exceptions for non-audit services. A copy of the Audit Committee Charter is available at www.cronos.com.

PROPOSAL NO. 5-7

PROPOSALS FOR SUBMISSION TO THE

SHAREHOLDERS UNDER LUXEMBOURG LAW

      The Board will submit to the shareholders at the annual meeting for their consideration and approval the following matters as required by the Luxembourg Companies Law:

      Proposal No. 5. A proposal to approve the Company’s consolidated and unconsolidated financial statements for the year ended December 31, 2003, and to approve the reports of the Company’s Board of Directors and independent auditors thereon, each dated March 26, 2004.

      Proposal No. 6. A proposal to discharge the following individuals from the execution of their mandate as directors of the Company for the year ended December 31, 2003:

Dennis J. Tietz
Peter J. Younger
Maurice Taylor
Charles Tharp
S. Nicholas Walker
Robert M. Melzer

      Proposal No. 7. A proposal to approve the allocation of the profit/loss reported by the Company for the year ended December 31, 2003.

      We recommend that you vote FOR approval of each of the foregoing proposals.

      We are transmitting to our shareholders of record with this Proxy Statement our 2003 annual report, which includes the consolidated financial statements of the Company and our auditors’ report thereon for the year ended December 31, 2003. We are also including the Company’s consolidated and unconsolidated financial statements, and directors’ and auditors’ reports thereon, for the year ended December 31, 2003, prepared in conformity with Luxembourg’s regulatory requirements. Shareholders may also download and print these and other materials by visiting the Company’s website at www.cronos.com, or by contacting our investor relations department as disclosed on page 4 of this Proxy Statement.

      If the shareholders approve the discharge of the directors of the Company from the execution of their mandate as directors, as set forth above, then, under Luxembourg law, none of these individuals could be held liable for his conduct as a director of the Company for 2003. The proposal to release the directors from their mandate as directors for 2003 is valid only if the Company’s balance sheet at December 31, 2003 contains no omission or false information concealing the true situation of the Company, and, with regard to any act carried out which falls outside the scope of the Company’s Articles, only if such matter has been specifically disclosed at the meeting. The Board is not aware of any such ground for the invalidity of the discharges of directors requested herein.

CORPORATE GOVERNANCE

      Since the new management team, under the direction of the Chairman and Chief Executive Officer Dennis J. Tietz, assumed control of the Company in April 1999, the Company has sought to strengthen its corporate governance. Measures adopted by the Company to achieve this objective have included the appointment of independent directors to constitute a majority of the members of its Board of Directors, the voluntary assumption of the full reporting obligations of a United States domestic issuer under the Securities Exchange Act of 1934, and the appointment of Audit, Compensation, Special Litigation, and Transaction Committees of the Board, comprised entirely of independent directors.

Independent Directors

•	At its regularly scheduled meeting held March 18, 2004, the Board determined that four of six members of the Board (Messrs. Taylor, Tharp, Walker, and Melzer) qualify as “independent” directors within the meaning of Nasdaq Stock Market Rule 4200. The Board determined that none of these individuals has a relationship with the Company that would interfere with the exercise of independent judgment in carrying out his responsibilities as director. In making this determination, the Board took into account, with respect to Director Walker, that Director Walker and affiliated companies own approximately 13% of the outstanding common shares of the Company. See “Security Ownership of Certain Beneficial Owners and Management” below.

•	The Board of Directors at each regularly scheduled Board meeting meets in executive session, without management present.

Audit Committee

•	The Audit Committee has established policies that are consistent with the corporate reform requirements for auditor independence.

•	Audit Committee members meet the applicable tests for independence from Company management and requirements for financial literacy.

•	The Board of Directors has determined that the Chair of the Audit Committee qualifies as an audit committee financial expert.

•	Deloitte & Touche, our independent auditors, reports directly to the Audit Committee.

•	Complaint procedures have been established to enable confidential and anonymous reporting to the Audit Committee by all directors, officers, and employees.

•	The internal audit function of the Company reports its status and findings to the Audit Committee.

•	An annual report is prepared by the Audit Committee, and included in the Company’s proxy statement.

Compensation Committee

•	The members of the Compensation Committee meet the applicable tests for independence as defined by the Nasdaq Stock Market.

•	The Compensation Committee works to retain, encourage, and reward the efforts of key officers and employees of the Company.

•	The Compensation Committee determines, subject to the terms of their employment agreements, the compensation of the Chief Executive Officer and other executive officers of the Company.

•	Since the Company does not have a stock or equity incentive plan currently in place for its directors, officers or employees, one of the Compensation Committee’s future objectives is to design and recommend to the full Board an equity incentive plan for later submission to the shareholders.

•	An annual report on executive compensation is prepared by the Compensation Committee, and included in the Company’s proxy statement.

Code of Ethics and Policy on Conflicts of Interest

•	The Company has adopted a Code of Ethics, available on the Company’s website at www.cronos.com, that applies to all directors, officers and employees of the Company.

•	The Company has adopted a policy on conflicts of interest, available on the Company’s website at www.cronos.com, that applies to the directors, officers, and senior employees of the Company and its subsidiaries, and to 5% or greater shareholders of the Company.

Nomination of Directors

•	The Board, at its regularly-scheduled meeting held March 18, 2004, adopted policies with respect to the process for nominating directors and communications between our shareholders and the Company, including the Board of Directors. The policy statement is available at www.cronos.com. The policies are designed to comply with the recently-adopted corporate governance amendments by the Nasdaq Stock Market and the revised disclosure rules of the SEC. The policies may be modified from time to time by the Board.

•	All nominees for director recommended for election by the Board to our shareholders shall be selected by a majority of the independent directors of the Board, for and on behalf of the full Board, after consultation with our non-independent directors.

•	The Board considers candidates recommended by management, current members of the Board, professional search firms, shareholders, and other persons.

•	The Board does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a shareholder or otherwise. The Board will, however, more closely examine the qualifications and background of a candidate who it does not know or has not worked with than the qualifications and background of a candidate that it does know and has worked with.

•	Candidates for service as an independent director of the Company should possess the qualities of confidence, experience, diligence, collegiality, and independent judgment. Experience in the container leasing, shipping, or transportation businesses is desirable, but not necessary. Candidates should have sufficient time to carry out their duties and to provide insight and practical wisdom, based on their experience. Their service on other boards of directors should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director should represent the interests of all shareholders.

•	In evaluating potential candidates for service on the Board, the Board shall assess candidates in the context of the current make-up of the Board. The Board’s assessment will include issues of diversity in numerous factors; an understanding of and experience in the container leasing, shipping, or transportation industry; and an understanding of and experience in international business. These factors, and others as considered useful by the Board, shall be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

•	The Board, acting upon the recommendation of a majority of its independent directors, may retain such outside advisors, including search firms, as the independent directors deem necessary or appropriate to assist them in screening candidates for service on the Board. The terms of any such engagement are to be determined by the independent directors.

•	Shareholder recommendations for membership on the Board should be communicated to the Company, and include the information and consent of the recommended nominee, as instructed under “General Information About Voting — How do I recommend individuals for membership on the Board of Directors?,” herein, and must be received on or before , 2004 for consideration in anticipation of the 2005 annual meeting of shareholders [calculate 120 days before date of the release of this Proxy Statement to the shareholders].

Shareholder Communications

•	Shareholders may communicate directly with the members of the Board of Directors, including the independent members thereof.

•	Shareholder communications should be addressed to the Vice President/ Investor Relations of Cronos Capital Corp., an affiliate of the Company, at One Front Street, Suite 925, San Francisco, California 94111, or by email to ir@cronos.com.

•	All communications directed to the Board of Directors or its independent members shall be forwarded by the Vice President/ Investor Relations to the appropriate individual(s).

•	The policies of the Board of Directors with respect to shareholder communications are available at www.cronos.com.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board has established Audit, Compensation, Special Litigation, and Transaction Committees. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committee(s) on which he served while he was in office in 2003.

      The Company has traditionally followed the policy of scheduling a regular meeting of the Board for the day before the annual meeting of shareholders, and therefore the Company expects that all members of the

Board will attend the annual meeting. Where a regularly-scheduled meeting of the Board is not planned around the annual meeting, then members of the Board are encouraged, but are not expected to, attend the annual meeting. All members of the Board attended the 2003 annual meeting of shareholders.

Name of Committee		Meetings
and Members	Functions of the Committee	in 2003

Audit Committee Robert M. Melzer (Chair) Maurice Taylor S. Nicholas Walker	• oversees all material aspects of the Company’s reporting, control and audit functions • provides general oversight of the Company’s financial reporting • reviews the results and scope of the audit and other services provided by the Company’s independent auditors • appoints, retains and oversees the Company’s independent auditors • reviews and authorizes related-party transactions	6

Compensation Committee Charles Tharp (Chair) S. Nicholas Walker(1) Maurice Taylor	• establishes and oversees the compensation and benefit plans for the executive officers and key employees of the Company	5

Special Litigation Committee Maurice Taylor (Chair) S. Nicholas Walker Robert M. Melzer	• supervises the Company’s efforts to recover the indebtedness owed to the Company by a former Chairman of the Board of Directors • supervises all other material legal proceedings in which the Company is involved	5

Transaction Committee S. Nicholas Walker (Chair) Maurice Taylor Charles Tharp(2) Robert M. Melzer	• supervises the efforts of the Board, working in conjunction with counsel and the Company’s financial advisors, to pursue strategic alternatives to enhance shareholder value • oversees discussions between the Company and interested parties	5

(1)	Mr. Walker served as Chairman of the Compensation Committee from May to November 2003.

(2)	Mr. Tharp served as Chairman of the Transaction Committee from May to November 2003.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information concerning the cash and non-cash compensation received for services rendered for the fiscal years ended December 31, 2003, 2002 and 2001 by (i) the Company’s Chief Executive Officer, and (ii) the four most highly compensated executive officers and officers of the Company (other than the Chief Executive Officer) as of December 31, 2003.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
					Awards
	Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Comp.($)	Options/SARs(#)	Comp.(1)

Dennis J. Tietz(2)	2003	325,402	155,231	121,909	—	10,500
Chief Executive Officer and	2002	312,750	62,550	123,701	—	9,000
Chairman of the Board	2001	312,750	78,250	156,615	—	7,875
Peter J. Younger	2003	324,176	148,796	4,509	—	9,000
Chief Operating Officer, Chief	2002	293,800	58,760	19,994	—	—
Financial Officer and Director	2001	260,625	65,156	16,574	—	—
John M. Foy	2003	227,000	50,000	12,923	—	10,500
Senior Vice President	2002	205,462	22,500	8,532	—	9,000
	2001	196,462	25,000	17,900	15,000	7,875
Nico Sciacovelli	2003	223,752	50,000	26,177	—	—
Senior Vice President	2002	183,154	22,500	17,864	—	—
	2001	164,717	25,000	15,661	15,000	—
John C. Kirby	2003	224,961	50,000	4,910	—	6,405
Senior Vice President	2002	177,856	22,500	25,777	—	5,243
	2001	161,657	25,000	20,427	15,000	4,850

(1)	This column represents retirement plan contributions made by the Company on behalf of the named officer.

(2)	The amount reported under Other Annual Comp. for Mr. Tietz in 2003, 2002 and 2001 includes $88,029, $89,689 and $117,909, respectively, representing his share of fees and distributions payable to Cronos Capital Corp. (“CCC”), an indirect subsidiary of the Company, as general partner of the U.S. limited partnerships managed by CCC.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs At		Options/SARs at
	Acquired	Value	Fiscal Year-End(#)		Fiscal Year-End($)
	On Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis J. Tietz	—	—	300,000	—	$199,500	—
Peter J. Younger	—	—	200,000	—	$133,000	—
John M. Foy	—	—	67,500	27,500	$1,238	$1,238
Nico Sciacovelli	—	—	67,500	27,500	$1,238	$1,238
John C. Kirby	—	—	67,500	27,500	$1,238	$1,238

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information, as of December 31, 2003, concerning our common shares that may be issued upon exercise of options, or settlement of stock units, granted to our officers, employees, and independent directors under our existing equity compensation plans, including the Company’s 1999 Stock Option Plan, the Non-Employee Directors’ Equity Plan, and individual compensation plans, as well as our common shares issuable upon warrants we issued in 1999 to two of our lenders in connection with a debt refinancing. Both the 1999 Stock Option Plan and Non-Employee Directors’ Equity Plan had been fully implemented; no further grants of options or stock units may be made thereunder.

	(a)
	Number of Common
	Shares to be Issued		(b)	(c)
	Upon Exercise/		Weighted-Average	Number of Securities
	Conversion of		Exercise/Conversion	Remaining Available
	Outstanding Options,		Price of Outstanding	for Issuance under
	Stock Units, and		Options, Stock Units,	Equity Compensation
Plan Category	Warrants(1)		and Warrants(1)(2)	Plans(3)

Equity Compensation Plans Approved by Shareholders	769,998	(4)	$4.29	0
Equity Compensation Plans Not Approved by Shareholders	700,000	(5)(6)(7)	$4.39	0

Total:	1,469,998			0

(1)	Includes outstanding stock appreciation rights on “share units,” which are described in note (6) below.

(2)	Under the Company’s Non-Employee Directors’ Equity Plan (the “Equity Plan”), participating non-employee directors could elect to convert their cash compensation, as director, into “director’s stock units.” The number of director’s stock units received by a director under the Equity Plan equals the cash compensation he elected to receive in the form of director’s stock units, multiplied by 125%, with the resultant product divided by the average of the fair market value of a share of the Company’s common shares, determined for the 20 trading days immediately preceding the date that the cash compensation would otherwise have been payable to the director. Column (a) includes the number of common shares into which electing directors’ stock units are convertible, and column (b) includes the weighted-average price of the common shares awarded to participating directors at the time of grant of their director’s stock units.

(3)	Excluding common shares reflected in column (a).

(4)	Includes options to purchase 495,000 shares granted under the Company’s 1999 Stock Option Plan and 274,998 shares reserved for issuance upon exercise of director’s options and the settlement of director’s stock units granted under the Company’s Non-Employee Directors’ Equity Plan.

(5)	Includes 300,000 common shares reserved for issuance upon exercise of an option granted to Dennis J. Tietz in December 1998 upon his appointment as the Chief Executive Officer of the Company. The option vested upon grant. The exercise price of the shares subject to the option is $4.375 per share, the closing price of the common shares of the Company on December 11, 1998, the date of the grant. The term of the option is ten years, and may be exercised, in whole or in part, at any time from the date of grant. As of December 31, 2003, the option had not been exercised.

(6)	Includes stock appreciation rights (“SARs”) on 200,000 “share units” granted to Peter J. Younger, the Chief Operating and Financial Officer of the Company, on October 13, 1999. A “share unit” is defined as the equivalent of one common share of the Company. The share units are redeemable only for cash, not for common shares of the Company. The share units were granted to Mr. Younger at a grant price of $4.375 per share unit, the equivalent exercise price of the common shares subject to the option granted to Mr. Tietz, described in note (5) above. The share units expire if not exercised on December 10, 2009. The grant of share units to Mr. Younger does not entitle him to exercise any rights as a shareholder of the Company. As of December 31, 2003, the share units had not been redeemed.

(7)	Includes shares reserved for issuance upon exercise of warrants issued by the Company to two of its lenders in August 1999 to purchase 200,000 common shares of the Company (100,000 common shares to each lender). The warrants were granted in connection with the refinancing of a portion of the Company’s indebtedness. The warrants are exercisable at $4.41 per share (the average of the daily closing prices of our common shares during the 30-day period preceding the date of the refinancing), and expire 90 days after August 15, 2004 or, if later, the date on which there has been a full repayment of the monies borrowed under the associated debt. As of December 31, 2003, the warrants had not been exercised.

A.     Compensation of Directors

      Cash Compensation. For the year 2003, the Company paid each of its independent directors a $25,000 annual fee, $3,000 per Board meeting attended in person ($1,000 for each Board meeting attended via telephone conference facility), and an additional $1,500 per calendar quarter for serving on a committee of the Board (but in no event is payment made for serving on more than two committees of the Board). Directors are also reimbursed for the expenses they incur in attending the meetings of the Board and committees thereof.

      Non-Employee Directors’ Equity Plan. At the 2000 annual meeting of shareholders, held January 10, 2001, the shareholders approved the Company’s Non-Employee Directors’ Equity Plan (the “Directors’ Equity Plan” or “Plan”). Our independent directors participated in the Directors’ Equity Plan in two ways, through the receipt of nonqualified stock options (“director’s options”) to acquire common shares of the Company, and by electing, in their discretion, to receive, in lieu of all or a portion of the cash compensation otherwise payable to them, an award of director’s stock units.

      The shareholders approved the reservation of 275,000 common shares for issuance upon exercise of director’s options and the settlement of director’s stock units under the Directors’ Equity Plan. The Directors’ Equity Plan expired on June 5, 2003, at the close of the 2003 annual shareholders meeting. As of June 5, 2003, all of the common shares reserved for issuance under the terms of the Directors’ Equity Plan had been reserved for issuance upon exercise of director’s options and settlement of director’s stock units granted through that date to our independent directors. At the 2003 annual meeting of shareholders, the shareholders did not approve a proposal to extend the term of the Director’s Equity Plan for an additional three years and to authorize the reservation of an additional 325,000 common shares for issuance under the Plan.

B.     Employment Agreements

      Dennis J. Tietz. Under the 2001 Amended and Restated Employment Agreement, dated as of November 8, 2001 (the “Agreement”), between the Company and Mr. Tietz, the term of his employment is for a perpetual two-year term, but is terminable at any time by the Company, upon no more than thirty (30) days’ advance notice. Mr. Tietz is paid a annual base salary of $300,000, with annual increases to be determined, in the discretion of the Board, but not less than the increase in the U.S. consumer price index. For 2003, Mr. Tietz was paid a annual base salary of $325,402. This figure reflects an adjustment for the elimination of Mr. Tietz’ Company supplied automobile in September 2003, with the allowance added to Mr. Tietz’ base salary. For 2004, Mr. Tietz’ annual base salary, after an inflation adjustment, was $345,000. At its meeting held March 18, 2004, the Compensation Committee of the Board granted a 15% increase in Mr. Tietz’ 2004 annual base salary, to $396,700, effective April 1, 2004. Mr. Tietz is eligible to receive an annual bonus, in an amount of up to 50% of his annual base salary, to be calculated on the basis of performance goals established by the Compensation Committee, in its discretion. In addition, Mr. Tietz is entitled to receive a lump sum cash bonus upon the attainment of certain targets in the event of any change in control of the Company.

      Mr. Tietz is also entitled to three percent of the fees and distributions payable by the U.S. limited partnerships sponsored by the Company to Cronos Capital Corp., an indirect subsidiary of the Company and the general partner of the U.S. limited partnerships, for the life of the partnerships. The Agreement provides for Mr. Tietz to be nominated to the Company’s Board of Directors and nominated to serve as Chairman of the Board for the term of his Agreement.

      Mr. Tietz’ Agreement provides for a severance payment to him upon his termination without cause, upon his termination of the Agreement for good reason, or upon his resignation, with or without good reason, within the thirty-day period commencing one year following an equity change in control of the Company. Mr. Tietz’ severance payment includes the payment of a lump sum equal to his then-current annual base salary and his then-current annual performance bonus target or, if not yet established, his most recent annual bonus payment as well as a lump sum that represents a pro-rated annual bonus for the year of termination. Mr. Tietz’ severance benefits also include health and group-term life insurance benefits. In addition, if Mr. Tietz agrees not to solicit or interfere with any relationship between the Company and any customer, supplier, investor, or limited partner of the Company or its affiliates for a period of 24 months following his last day of active service, and agrees not to solicit any existing employee of the Company to accept any position with any other company that currently engages in business with the Company, then Mr. Tietz shall be entitled to receive an additional lump sum payment equal to his then-current annual base salary and his then-current annual performance bonus target or, if not yet established, his most recent annual bonus payment.

      Peter J. Younger. Under the 2001 Amended and Restated Employment Agreement, dated as of November 8, 2001 (the “Agreement”), between the Company and Mr. Younger, as amended as of October 1, 2003, the term of his employment is for a perpetual two-year term, but is terminable at any time by the Company upon no more than thirty (30) days’ advance notice.

      Mr. Younger’s Agreement generally contains the same terms and provisions as set forth in Mr. Tietz’ Agreement, subject to the following material differences. Mr. Younger is entitled to a annual base salary, subject to increases, determined in the discretion of the Board, but not less than the increase in the U.S. consumer price index. For 2003, Mr. Younger was paid a base salary of $324,176. At its meeting held March 18, 2004, the Compensation Committee of the Board granted a 15% increase in Mr. Younger’s annual base salary, to $380,250, effective April 1, 2004. Mr. Younger also is eligible to receive a bonus, determined in the discretion of the Compensation Committee, in an amount of up to 50% of his base salary, on the basis of the achievement of performance goals established by the Compensation Committee. Mr. Younger is also entitled to a transaction bonus upon the attainment of certain targets in the event of any change in control of the Company.

      In light of the fact that Mr. Younger resided in England during part of 2003, Mr. Younger is entitled to reimbursement from the Company for any additional 2003 income taxes payable by him on his income as a result of being resident in the United Kingdom over and above what he would pay on his employment income were he a resident of the State of California. In addition, Mr. Younger is entitled to participate automatically in all present and future option plans with other officers of the Company. The allocation of such options among eligible recipients, including Mr. Younger, shall be determined in the discretion of the Compensation Committee.

      John M. Foy. A subsidiary of the Company (the “Employer”) and Mr. Foy entered into an Employment Agreement, effective April 1, 1999. The Employment Agreement has been periodically extended, most recently on November 4, 2003, to a term ending November 30, 2005 (the Employment Agreement, as amended, is referred to below as the “Agreement”).

      The Employer may not cancel Mr. Foy’s Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Foy in the performance of his duties. The Employer pays Mr. Foy a base salary ($227,000 for 2003), which may be increased in the discretion of the Employer. Mr. Foy is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Foy holds options granted under the Company’s 1999 Stock Option Plan (the “Stock Option Plan”) to purchase an aggregate of 95,000 common shares of the Company.

      Nico Sciacovelli. A subsidiary of the Company (the “Employer”) and Mr. Sciacovelli entered into an Employment Agreement, dated December 1, 1999. The Employment Agreement has been periodically extended, most recently on November 4, 2003, to a term ending November 30, 2005 (the Employment Agreement, as amended, is referred to below as the “Agreement”).

      Under the terms of his employment, Mr. Sciacovelli is entitled to a base salary ($223,752 for 2003), which may be increased in the discretion of the Employer. Mr. Sciacovelli is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Sciacovelli receives additional benefits, including the use of an automobile of the Company. Mr. Sciacovelli’s employment may be terminated by either party serving not less than three months written notice. Mr. Sciacovelli holds options under the Stock Option Plan to purchase an aggregate of 95,000 common shares of the Company.

      John C. Kirby. A subsidiary of the Company (the “Employer”) and Mr. Kirby entered into an Employment Agreement, effective April 1, 1999. The Employment Agreement has been periodically extended, most recently on November 4, 2003, to a term ending November 30, 2005 (the Employment Agreement, as amended, is referred to below as the “Agreement”).

      The term of Mr. Kirby’s Agreement shall continue until terminated by either party serving not less than three months written notice. The Employer may not cancel the Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Kirby in the performance of his duties. The Employer pays Mr. Kirby a base salary ($224,961 for 2003), which may be increased in the discretion of the Employer. Mr. Kirby is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Kirby holds options under the Stock Option Plan to acquire an aggregate of 95,000 common shares of the Company.

      The following Audit Committee Report and Compensation Committee Report on Executive Compensation and the performance graph on page 22 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference herein.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Company’s Board of Directors is composed of three independent directors, Robert M. Melzer, as its Chairman, and Maurice Taylor and S. Nicholas Walker. The Audit Committee is governed by its Charter, which was last amended in March 2003. A copy of the amended Charter was attached to the Company’s proxy statement for its 2003 annual meeting of shareholders, and is available at the Company’s website, www.cronos.com.

      Besides its traditional responsibilities, the Committee continues to supervise the design and implementation of financial controls and procedures in response to the passage of the Sarbanes-Oxley Act in 2002. Among other steps the Committee has taken in response to the Act, it has revised its Charter, as described above, has adopted complaint procedures, and the undersigned Chairman of the Committee has been designated by the full Board of Directors of the Company as an audit committee financial expert.

      Management is responsible for the Company’s internal controls. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent accountants. Under its amended and restated Charter, one of the responsibilities of the Audit Committee is to retain the Company’s independent accountants.

      In this context, the Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence. The Audit Committee has considered whether the provision by Deloitte & Touche of services not related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for 2003 is compatible with maintaining their independence and has determined that the provision of such services has not adversely affected the independence of Deloitte & Touche.

      Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

Respectfully submitted,

Robert M. Melzer, Chairman
Maurice Taylor
S. Nicholas Walker

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation is overseen by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of three independent directors, Charles Tharp, its Chairman, and Maurice Taylor and S. Nicholas Walker. (Mr. Walker served as Chairman of the Committee from May to November 2003.) The Committee is responsible for approving the compensation payable to the two senior officers of the Company, Messrs. Tietz and Younger, and for approving the compensation payable to the other executive officers of the Company. The Committee’s objective is to design and implement compensation policies that will attract, retain, and reward key employees, and align, insofar as is practicable, the interests of key employees with the interests of the Company’s shareholders.

Compensation Policies Followed in 2003

      Since the new executive team assumed the management of the Company in April of 1999, with the support of the new Board, the objectives of the Committee have been to retain the key executives of the Company to enable the Company to confront the challenges it met after the turmoil created by the activities of former management, to provide incentives for, and to reward, efforts by the key officers and employees of the Company to optimize earnings, to align the interests of the officers and employees of the Company with the Company’s shareholders, and to provide incentives to senior management to support the efforts of the Transaction Committee of the Board in its efforts to enhance shareholder value.

      As the Committee reported last year, as of December 31, 2002, the Company’s 1999 Stock Option Plan (the “Option Plan”) had been fully implemented. In addition, at the 2003 annual meeting of shareholders, the shareholders did not approve an extension of the Company’s Non-Employee Directors’ Equity Plan or the reservation of an additional 325,000 common shares for issuance thereunder. Accordingly, the Company currently does not have any stock or equity incentive plan in place for its directors, officers, or employees. One of the future objectives of the Committee, therefore, is to design and propose to the Board of Directors, for later submission to the shareholders, an equity incentive plan that will reflect current equity compensation planning and that will further align the interests of the Company’s directors, officers, and employees with the interests of the Company’s shareholders.

      The Committee, at its meeting held November 4, 2003, granted one-year extensions of the terms of employment of the executive and senior officers of the Company whose employment agreements were due to expire November 30, 2004. (The Chief Executive and Chief Operating Officers of the Company, Messrs. Tietz and Younger, respectively, have employment agreements with perpetual two-year terms, as described under “Compensation of Executive Officers — Employment Agreements” herein).

      The Committee oversees the bonus programs adopted by the Company for its officers and employees. Under the plan for executive officers and key employees (other than Messrs. Tietz and Younger), participants are entitled to discretionary bonuses ranging from 15% to 30% of their base salaries. Bonuses are awarded based upon achieving targeted pre-tax earnings from operations, other Company performance objectives, individual objectives set for the participants by senior management, and, as to the aggregate amount of cash available for bonuses to participants, upon other factors as determined in the discretion of the Committee.

2003 Compensation of Chief Executive Officer and Chief Operating Officer

      The compensation payable by the Company to Mr. Tietz, the Chief Executive Officer of the Company, and to Mr. Younger, the Chief Operating and Financial Officer of the Company, is set forth in their Employment Agreements, described under “Compensation of Executive Officers — Employment Agreements” herein. For 2003, both of the senior officers were paid a base salary and were eligible to receive an award of a discretionary bonus of up to 50% of their base salary.

      At the first regularly-scheduled meeting of the Board of Directors each year, typically in March, the Compensation Committee reviews officer performance for the prior year, determines the level of bonuses for officers in respect of the prior year’s results, and sets the performance targets for management for the coming year.

      For 2003, the Committee established performance objectives for the award of bonuses to Messrs. Tietz and Younger, which included a targeted level of earnings per share from operations, common share price and per share book value targets, expansion of the Company’s shareholder base, a targeted level of free cash flow, improvement of the Company’s debt structure, and other objectives.

      On March 18, 2004, the Committee reviewed the Company’s and management’s success in achieving the performance objectives established by the Committee for 2003, and awarded a bonus of $155,231 to Mr. Tietz and $148,796 to Mr. Younger. The Committee also granted Messrs. Tietz and Younger a 15% increase in their annual base salary (as reported under “Compensation of Executive Officers and Directors — Employment Agreements” above) in light of the improvement in the Company’s financial performance and prospects under Messrs. Tietz’ and Younger’s management.

Respectfully submitted,

Charles Tharp, Chairman
Maurice Taylor
S. Nicholas Walker

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

      The members of the Compensation Committee, Charles Tharp, Chairman, and Maurice Taylor and S. Nicholas Walker, are independent directors and do not have compensation committee interlocks within the meaning of Item 402(j) of the SEC’s Regulation S-K.

PERFORMANCE GRAPH

      The graph below compares cumulative shareholder returns for the Company as compared with the S&P 500 Stock Index (“S&P 500”) and the Dow Jones Transportation Index (“Dow Transportation Index”) for the five years ended December 31, 2003. The graph assumes the investment of $100 at the end of 1998 and the investment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE CRONOS GROUP, THE S&P 500 INDEX
AND THE DOW JONES TRANSPORTATION INDEX

	12/98	12/99	12/00	12/01	12/02	12/03

THE CRONOS GROUP	100.00	78.43	72.55	78.43	59.32	81.20
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
DOW TRANSPORTATION INDEX	100.00	95.48	95.86	86.95	76.97	101.48

*	$100 INVESTED ON 12/31/98 IN CRONOS’ COMMON SHARES OR IN THE SPECIFIED INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      As of April 1, 2004, there were 7,260,080 common shares of the Company, $2 par value, issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of the Company’s common shares as of April 1, 2004, by:

•	Each person who we know beneficially owns more than 5% of our common shares;

•	Each director;

•	Each current executive officer or officer named in the Summary Compensation Table on page 14; and

•	The directors and named executive officers and officers of the Company as a group.

      Unless otherwise indicated, each of the persons listed in the table has sole voting and investment power with respect to the shares shown.

	Number of		Percent of
	Shares	Right to	Shares
Name	Owned(1)	Acquire(2)	Outstanding

Blavin Parties(3)	1,529,136	0	21.1%
Steel Partners II, L.P.(4)	1,179,671	0	16.2%
Waveland Parties(5)	1,061,100	0	14.6%
S. Nicholas Walker(6)(7)(8)	872,170	71,439	12.8%
Quadrangle Offshore (Cayman) LLC(9)	507,400	0	6.9%
Dennis J. Tietz(10)	27,045	300,000	4.3%
Peter J. Younger	3,950	0	*
Robert M. Melzer(6)(7)	35,000	71,439	1.5%
Maurice Taylor(6)(7)	40,000	71,439	1.5%
Charles Tharp(6)	100	39,941	*
John M. Foy(11)	19,230	91,250	1.5%
John C. Kirby(11)	0	91,250	1.2%
Nico Sciacovelli(11)	0	91,250	1.2%
All directors and executive officers as a group (9 persons)(12)	997,495	828,008	22.6%

(1)	Includes common shares held beneficially by spouses, minor children or grandchildren and excludes shares that may be acquired under options, warrants or rights.

(2)	Consists of all options, warrants or rights under which persons could acquire common shares currently and within 60 days following April 1, 2004. Any securities not outstanding which are subject to such options, warrants or rights shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)	According to the Schedule 13D, dated September 24, 1999, of Blavin & Company, Inc., the general partner of PWB Value Partners, L.P. (“PWB”) and Paul W. Blavin, as principal for Blavin & Company, Inc., as well as the Form 3, dated November 24, 2003, as amended November 25, 2003, of Preservation of Capital Management LLC (“PCM”), the general partner of PWB and of PWB Value Partners II, L.P. (“PWB II”), these shares are held of record by PWB, PWB II and advisory clients of Blavin & Company, Inc. Blavin & Company, Inc. is located at 7025 North Scottsdale Road, Suite 230, Scottsdale, Arizona, 85253. Mr. Blavin’s business address is 7025 North Scottsdale Road, Suite 230, Scottsdale, Arizona, 85253. PCM and Mr. Blavin, as a member of PCM, disclaim all beneficial ownership of any shares of Cronos owned by PWB or PWB II.

(4)	According to Amendment No. 4 to their Schedule 13D, dated November 12, 2003, as well as the Form 4, dated February 17, 2004, of Steel Partners II, L.P., Steel Partners, L.L.C. and Warren G.

Lichtenstein, as Chairman of the Board, Chief Executive Officer, Secretary and Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., these shares are held of record by Steel Partners II, L.P. The principal business address of Steel Partners II, L.P., Steel Partners, L.L.C. and Mr. Lichtenstein is 590 Madison Avenue, 32nd Floor, New York, New York 10022.

(5)	According to Amendment No. 4 to their Schedule 13D, dated February 24, 2003, the Waveland parties collectively hold 1,061,100 shares. Waveland Partners, L.P., Waveland Capital Management, L.P. and Clincher Capital Corporation beneficially own 673,909 shares (consisting of 554,312 shares held by Waveland Partners, L.P. plus 119,597 shares held by Waveland International Ltd.). Waveland Partners, Ltd. and Waveland Capital Management, LLC beneficially own 506,788 shares (consisting of 387,191 shares held by Waveland Partners, Ltd. plus 119,597 shares held by Waveland International Ltd.). Waveland International, Ltd. beneficially owns 119,597 shares. The address for all of these entities is 227 West Monroe, Suite 4800 Chicago, Illinois 60606.

(6)	Each of Messrs. Taylor, Tharp, Walker, and Melzer has the right to acquire 15,000 common shares by exercising outstanding vested options on or before October 12, 2009, an additional 15,000 common shares by exercising outstanding vested options on or before January 9, 2011, an additional 9,900 common shares by exercising outstanding vested options on or before January 9, 2012, and an additional 41 common shares by exercising outstanding options on or before the date of the annual shareholder meeting in 2013.

(7)	Includes 31,498 common shares issuable upon the settlement of director’s stock units granted to each of Messrs. Taylor, Walker, and Melzer through April 1, 2004.

(8)	Includes 872,070 common shares owned directly by The Lion Fund Limited, a Cayman Islands exempted company (“LFL”) and owned indirectly by Mr. Walker and by York Stockbrokers Corp. (“YSC”). LFL is managed by York Asset Management Limited (“YAML”). Mr. Walker is the Managing Director of YAML. Mr. Walker is also a potential beneficiary of two trusts which collectively own 11.5% of the outstanding capital stock of LFL. Other than for his beneficial interest in said trust, Mr. Walker disclaims beneficial ownership of the common shares of the Company owned by LFL except to the extent of his pecuniary interest in LFL by reason of his position as Managing Director of YAML. YSC and LFL are affiliated. Accordingly, YSC may be deemed a member of a group that owns more than 10% of the outstanding shares of the Company. YSC disclaims any beneficial interest in the common shares of the Company beneficially owned by LFL.

(9)	According to the Schedule 13G, dated January 11, 2000, of Lawrence A. Heller and Quadrangle Offshore (Cayman) LLC, Quadrangle Offshore (Cayman) LLC is the beneficial owner of these shares. The mailing address for Quadrangle Offshore (Cayman) LLC is c/o Goldman Sachs (Cayman) Trust, Ltd., Harbour Centre, 2nd Floor, P.O. Box 896, George Town, Grand Cayman, Cayman Islands, B.W.I. The mailing address for Lawrence A. Heller is 6 East 45th Street, Suite 805, New York, New York 10017.

(10)	Mr. Tietz may purchase 300,000 common shares by exercising outstanding options on or before December 10, 2008.

(11)	Messrs. Foy, Sciacovelli, and Kirby may each purchase 80,000 shares by exercising outstanding options on or before February 3, 2010, and an additional 11,250 shares by exercising outstanding options on or before January 8, 2011.

(12)	Represents, as of April 1, 2004, stock options exercisable for, or stock units to be settled for, 828,008 common shares.

*	Less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company’s directors and executive officers, and beneficial owners of more than ten percent of the Company’s common shares, must file reports with the SEC indicating the number of the Company’s common shares they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to the Company. Based on its review of the copies of beneficial ownership reports received by it, we believe that, during the fiscal year ended December 31, 2003, all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that Robert M. Melzer, Maurice Taylor, and S. Nicholas Walker each filed a late Form 4 reporting the January 9, 2003 grant of director’s stock units.

OTHER MATTERS

      The proxyholders are authorized to vote, in their discretion, upon any other business that comes before the annual meeting and any adjournment of the meeting. The Board knows of no other matters which will be presented to the meeting.

OTHER INFORMATION

      Shareholders are invited to visit the Company’s internet website at www.cronos.com for real-time information throughout the year about the Company and for links to SEC filings of the Company.

By Order of the Board of Directors,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

Luxembourg
                    , 2004

DETACH HERE

PROXY
THE CRONOS GROUP

     This proxy is solicited on behalf of the Board of Directors of The Cronos Group for the annual meeting to be held on June 3, 2004.

     The undersigned hereby appoints Maurice Taylor, Charles Tharp, and S. Nicholas Walker, and each of them, proxies, with full power of substitution, to vote all common shares of The Cronos Group that the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg, on Thursday, June 3, 2004 at 9:00 a.m., local time, and at any adjournment, postponement, or continuation thereof. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement, or continuation thereof. The undersigned revokes all proxies previously given to vote at the annual meeting.

     The Board of Directors recommends a vote for the nominees listed in Proposal 1 and for the adoption of Proposals 2 through 7.

SEE REVERSE SIDE. TO BE SIGNED ON REVERSE SIDE. SEE REVERSE SIDE.

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Reverse side

☑ Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR COMMON SHARES FOR ALL PROPOSALS. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS

1.	Elect Two Directors

The Nominees are: Dennis J. Tietz and Peter J. Younger

☐ FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME BELOW)

2.	Approval of extension to December 2, 2005 to the Board of Directors to implement a common share repurchase program.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Approval of declaration of dividend of three (3) cents per common share for the second calendar quarter of 2004.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	Approval of our appointment of Deloitte & Touche S.A. as the Company’s independent auditors for the year ending December 31, 2004 for both the consolidated and unconsolidated accounts and the grant of authorization to the Board of Directors to fix the compensation of the independent auditors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2003 and the reports of the Company’s Board of Directors and independent auditors thereon.

☐ FOR ☐ AGAINST ☐ ABSTAIN

6.	Discharge the following members of the Board of Directors pursuant to Article 74 of the Companies Law (10 August 1915) from the execution of their mandate for the year ended December 31, 2003: Dennis J. Tietz, Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

☐ FOR ☐ AGAINST ☐ ABSTAIN

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7.	Approval of the allocation of the profit/loss reported by the Company for the year ended December 31, 2003.

☐FOR ☐ AGAINST ☐ ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and at any adjournment, postponement, or continuation thereof.

     Please mark, sign, date, and return this Proxy in the accompanying prepaid envelope. Please sign exactly as your name appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, both owners should sign.

Signature:	Date:

Signature:	Date:

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